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Exhibit 10.3

VOTING AGREEMENT

        THIS VOTING AGREEMENT, dated as of March 14, 2011 (this "Agreement"), is made and entered into by and among Lextron, Inc., a Colorado corporation ("Parent"), Buffalo Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), Animal Health International, Inc., a Delaware corporation (the "Company") and the stockholders of the Company set forth on the signature pages hereto (each, a "Stockholder" and collectively, the "Stockholders").

        WHEREAS, as of the date hereof, each Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which meaning will apply for all purposes of this Agreement) and record owner of that number of shares of the Company's $0.01 par value common stock ("Company Common Stock") as set forth opposite such Stockholder's name on Annex A (together with any other shares of the voting capital stock of the Company that such Stockholder acquires beneficial ownership of in any capacity after the date hereof and prior to the termination of this Agreement, including as set out in Section 1.04, the "Subject Shares"); and

        WHEREAS, concurrently with the execution and delivery hereof, Parent, Merger Sub and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended or supplemented from time to time, the "Merger Agreement"), which provides, among other things, for the merger of Merger Sub with and into the Company, with the Company surviving the Merger (the "Merger"), upon the terms and subject to the conditions set forth therein.

        WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement, Parent and Merger Sub have requested that each Stockholder agree, and in order to induce Parent and Merger Sub to enter into the Merger Agreement, each Stockholder has agreed, to enter into this Agreement.

        NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions set forth herein, the parties hereto hereby agree as follows:

ARTICLE 1
VOTING AND RESTRICTIONS ON TRANSFER

        1.01    Voting Agreement.     Each Stockholder hereby agrees that prior to the Termination Date, if a meeting of the stockholders of the Company is held to consider adoption of the Merger Agreement (the "Stockholders Meeting"), such Stockholder will appear at such meeting, in person or by proxy, or otherwise cause the Subject Shares to be counted as present thereat for purposes of establishing a quorum and will vote (or cause to be voted) at such meeting, and at any postponement or postponements or adjournment or adjournments thereof, or consent to (or cause to be consented to) in lieu of such a meeting, all of the Subject Shares which such Stockholder has the right to so vote:

          (1)   in favor of the adoption of the Merger Agreement;

          (2)   in favor of any other matters necessary to the consummation of the transactions contemplated by the Merger Agreement, including the Merger;

          (3)   against the approval or adoption of any Acquisition Proposal (as defined in the Merger Agreement), without regard to the terms of such Acquisition Proposal;

          (4)   against any transaction, proposal, agreement or action that would reasonably be expected to materially and adversely affect consummation of the transactions contemplated by the Merger Agreement; and

          (5)   against the approval or adoption of any action, proposal, transaction or agreement that, to the knowledge of such Stockholder, would reasonably be expected to result in any of the conditions set forth in Sections 7.1 and 7.2 of the Merger Agreement to not be satisfied or capable of being satisfied.

        1.02    Irrevocable Proxy.     Each Stockholder, by this Agreement, does hereby constitute and appoint Parent and Merger Sub, or any nominee thereof, and each of them individually, with full power of substitution and resubstitution, during and for the term of this Agreement, as such Stockholder's true and lawful attorney-in-fact and proxy for and in such Stockholder's name, place and stead, to vote (or, if such Stockholder holds the Subject Shares beneficially, to instruct nominees or record holders to vote) and otherwise act with respect to all the Subject Shares that such Stockholder owns beneficially or of record at the time of such vote, at any annual, special or other meeting of the stockholders of the Company, and at any postponement or postponements or adjournment or adjournments thereof (and this appointment will include the right to sign on behalf of such Stockholder as such Stockholder's attorney-in-fact any written consent, certificate or other document relating to the Company that Legal Requirements of the State of Delaware may require or permit), but in all cases solely with respect to the matters set forth in Section 1.01.

        EACH STOCKHOLDER HEREBY AFFIRMS THAT THIS PROXY AND POWER OF ATTORNEY AS SET FORTH IN THIS SECTION 1.02 ARE IRREVOCABLE (FOR A PERIOD COMMENCING ON THE DATE HEREOF AND ENDING ON THE TERMINATION DATE) AND COUPLED WITH AN INTEREST SUFFICIENT TO SUPPORT AN IRREVOCABLE PROXY UNDER APPLICABLE LEGAL REQUIREMENTS. Each Stockholder hereby further affirms that the irrevocable proxy set forth in this Section 1.02 is given in connection with, and granted in consideration of and as an inducement to, Parent and Merger Sub entering into the Merger Agreement and such proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Each Stockholder represents and warrants that any proxies or power of attorneys heretofore given in respect of such Stockholder's Subject Shares that may still be in effect are not irrevocable and each Stockholder hereby revokes all and any other proxies and power of attorneys with respect to the Subject Shares that such Stockholder may have heretofore made or granted. If for any reason any proxy granted herein is found by a court of competent jurisdiction to not be irrevocable, then the applicable Stockholder agrees to vote the Subject Shares in accordance with Section 1.01 above as instructed by Parent or Merger Sub in writing. The parties agree that the foregoing is a voting agreement. For Subject Shares as to which a Stockholder is the beneficial but not the record owner, such Stockholder shall use commercially reasonable efforts to cause any record owner of such Subject Shares to grant to Parent or Merger Sub an irrevocable proxy to the same effect as that contained herein. Notwithstanding anything to the contrary provided in this Agreement, this proxy shall only be effective if a Stockholder fails to appear, or otherwise fails to cause the Subject Shares to be counted as present for purposes of calculating a quorum, at the Stockholders Meeting and to vote the Shares in accordance with Section 1.01 at the Stockholders Meeting (or consent to the extent that such vote is effected by means of a stockholder written consent), and the Company hereby acknowledges that the proxy granted hereby shall not be effective for any other purpose. The attorneys and proxies named in this Section 1.02 may not exercise this irrevocable proxy on any other matters except as provided above, and such Stockholder may vote the Subject Shares on all other matters.

        1.03    Restrictions on Transfer.

          (a)   Until the Termination Date, except as otherwise provided herein, each Stockholder will not (i) tender into any tender or exchange offer or otherwise Transfer any of the Subject Shares, (ii) deposit the Subject Shares into a voting trust, enter into a voting agreement or arrangement with any Person with respect to the Subject Shares or grant any proxy or power of attorney (whether or not revocable) with respect to the Subject Shares to any Person, (iii) enter into any Contract (as defined in the Merger Agreement), option or other arrangement or undertaking with respect to the Transfer of any interest, in or the voting of, any Subject Shares, or (iv) commit any act that could restrict or affect such Stockholder's legal power, authority or right to vote any or all of the Subject Shares then owned of record or beneficially by such Stockholder or otherwise prevent or disable such Stockholder from performing any of such Stockholder's obligations under this Agreement.

          (b)   Each Stockholder understands and agrees that if such Stockholder attempts to Transfer, vote or provide any other Person with the authority to vote any of the Subject Shares other than in compliance with this Agreement, the Company shall not, and each Stockholder hereby unconditionally and irrevocably instructs the Company to not, (i) permit any such Transfer on its books and records, (ii) issue (A) book entry shares or (B) a new certificate representing any of the Subject Shares or (iii) record such vote unless and until such Stockholder shall have complied in all respects with the terms of this Agreement.

        1.04    Adjustments.

          (a)   In the event (i) of any stock dividend, stock split, reverse split, recapitalization, reclassification, combination or exchange of shares of capital stock or other securities of the Company on, of or affecting the Subject Shares or the like or any other action that would have the effect of changing a Stockholder's ownership of the Subject Shares or other Company securities or (ii) a Stockholder becomes the beneficial or record owner of any additional shares of Company Common Stock or other voting securities of the Company during the period commencing with the execution and delivery of this Agreement through the Termination Date, then the terms of this Agreement will apply to the shares of capital stock held by such Stockholder immediately following the effectiveness of the events described in clause (i) or such Stockholder becoming the beneficial owner thereof, as described in clause (ii), as though they were Subject Shares hereunder.

          (b)   Each Stockholder hereby agrees, while this Agreement is in effect, to promptly notify Parent in writing of the number of any new shares of Company Common Stock or other voting securities of the Company acquired by such Stockholder, if any, after the date hereof.

ARTICLE 2
NO SOLICITATION

        2.01    No Solicitation.     Prior to the Termination Date, each Stockholder, in its capacity as a stockholder of the Company and not in any other capacity, agrees that neither it nor any of its officers and directors shall, and that it shall use its commercially reasonable efforts to cause its employees, agents and advisors (including any attorneys, financial advisors, investment bankers or accountants) not to, directly or indirectly: (i) initiate, solicit, knowingly encourage or otherwise facilitate the making, submission or announcement of, any Acquisition Proposal, (ii) participate or engage in any discussions or negotiations regarding, or furnish to any Person any nonpublic information of the Company with respect to, or take any other action to facilitate any inquiries regarding or the making of any Acquisition Proposal, or (iii) enter into any letter of intent or similar document or any agreement, commitment or understanding contemplating or otherwise relating to any Acquisition Proposal or a transaction contemplated thereby; provided, that at any time prior to the adoption of the Merger Agreement by the Company Stockholders (as defined in the Merger Agreement), so long as the Acquisition Proposal is not as a result of a breach of Section 5.2 of the Merger Agreement by the Company, each Stockholder may, in response to a written Acquisition Proposal received by the Company, participate in discussions or negotiations with, request clarifications from, or furnish information to, any Person which makes such an Acquisition Proposal, but only if the Company is permitted to participate in discussions or negotiations with, request clarifications from, or furnish information to, such Person in accordance with the terms of Section 5.2 of the Merger Agreement; provided, however, that nothing in this Section 2.01 shall prevent any Stockholder, in his or her capacity solely as a director or executive officer of the Company, from engaging in any activity permitted pursuant to Section 5.2 of the Merger Agreement solely in such capacity.

ARTICLE 3
REPRESENTATIONS AND COVENANTS

        3.01    Representations and Warranties of Each Stockholder.     Each Stockholder represents and warrants to Parent, Merger Sub and the Company, as of the date hereof and for so long as this Agreement remains in effect, as follows:

          (a)   Such Stockholder is the beneficial owner of the Subject Shares, free and clear of any mortgage, pledge, hypothecation, rights of others, claim, security interest, charge, encumbrance, title defect, title retention agreement, voting trust agreement, interest, option, lien, charge or similar restriction or limitation (including any restriction on the right to vote or Transfer any of the Subject Shares), except as may be provided for in this Agreement.

          (b)   The Subject Shares constitute all of the securities (as defined in Section 3(10) of the Exchange Act, which definition will apply for all purposes of this Agreement) of the Company beneficially owned, directly or indirectly, by each Stockholder (excluding any securities beneficially owned by any Stockholder's Affiliates or "associates" (as such term is defined in Rule 12b-2 under the Exchange Act, which definition will apply for all purposes of this Agreement) as to which such Stockholder does not have voting or investment power).

          (c)   Except for the Subject Shares, each Stockholder does not, directly or indirectly, beneficially own or have any option, warrant or other right to acquire any securities of the Company that are or may by their terms become entitled to vote or any securities that are convertible or exchangeable into or exercisable for any securities of the Company that are or may by their terms become entitled to vote, nor is such Stockholder subject to any Contract (whether or not legally enforceable), other than this Agreement, that allows or obligates such Stockholder to vote, acquire or dispose of any securities of the Company. Each Stockholder holds exclusive power to vote the Subject Shares and (other than as set forth in Section 1.02) has not granted a proxy to any other Person to vote the Subject Shares.

          (d)   Each Stockholder has all necessary corporate, partnership or individual, as applicable, power and authority to execute and deliver this Agreement, to perform such Stockholder's obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance by such Stockholder of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly and validly authorized by all necessary action on the part of such Stockholder. Each Stockholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

          (e)   This Agreement has been duly and validly executed and delivered by such Stockholder, constitutes a legal, valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally or by general equitable principles.

          (f)    The execution, delivery and performance of this Agreement does not and will not, (i) require any consent or approval under any Legal Requirement (as defined in the Merger Agreement), Permit (as defined in the Merger Agreement) or Contract, (ii) violate any other Contract to which any Stockholder or any of their respective Affiliates is a party including, any voting agreement, stockholders agreement, irrevocable proxy or voting trust, or (iii) contravene, conflict with or result in a violation of any provision of such Stockholder's organizational documents.

          (g)   Neither the execution and delivery of this Agreement nor the performance by such Stockholder of such Stockholder's respective obligations hereunder will violate any Legal Requirement applicable to such Stockholder.

          (h)   Each Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement and the representations, warranties and covenants contained herein.

        3.02    Covenants of Stockholder.     Each Stockholder hereby:

          (a)   agrees, prior to the Termination Date, not to take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect in any respect such that any of the conditions set forth in Sections 7.1 or 7.2 of the Merger Agreement would not be satisfied or capable of being satisfied; and

          (b)   irrevocably waives, and agrees not to exercise, any and all rights of appraisal (including, without limitation, Section 262 of the DGCL) or rights of dissent with respect to the Merger that such Stockholder may have now or at any time with respect to the Subject Shares.

ARTICLE 4
DEFINITIONS

        4.01    Certain Definitions.     Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

          "Agreement" has the meaning set forth in the Preamble.

          "associate" has the meaning set forth in Section 3.01(b).

          "Company" has the meaning set forth in the Preamble.

          "Company Common Stock" has the meaning set forth in the Recitals.

          "Exchange Act" has the meaning set forth in Recitals.

          "Merger" has the meaning set forth in the Recitals.

          "Merger Agreement" has the meaning set forth in the Recitals.

          "Parent" has the meaning set forth in the Preamble.

          "Merger Sub" has the meaning set forth in the Preamble.

          "Stockholder" has the meaning set forth in the Preamble.

          "Subject Shares" has the meaning set forth in the Recitals.

          "Termination Date" has the meaning set forth in Section 5.01.

          "Transfer" means, with respect to the Subject Shares, the direct or indirect assignment, sale, transfer, tender exchange, pledge, hypothecation, or the grant, creation or suffrage of a lien, security interest or encumbrance in or upon, or the gift, placement in trust, or other disposition of such Subject Shares (including transfers by merger or otherwise by operation of law) or any right, title or interest therein (including, but not limited to, any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof.

 ARTICLE 5
MISCELLANEOUS

        5.01    Termination.     This Agreement will terminate upon the earlier to occur (the "Termination Date") of (a) the Effective Time, (b) the date the Merger Agreement is terminated in accordance with its terms (including, without limitation, a termination by the Company pursuant to Section 8.2(c)(ii) of the Merger Agreement), or (c) by the mutual written consent of Stockholders, the Company and Parent. Notwithstanding the preceding sentence, this Article 5 shall survive any termination of this Agreement. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any party from liability for any willful and material breach of or default under this Agreement.

        5.02    Stockholder Capacity.     Notwithstanding anything in this Agreement to the contrary: (a) none of the Stockholders or any of their respective officers, directors or employees makes any agreement or understanding herein in any capacity other than in such Stockholder's capacity as a record holder and/or beneficial owner of Subject Shares, and not in such Stockholder's or any of its officers', directors' or employees' capacity as a director, officer or employee of the Company or any of the Company's subsidiaries or in such Stockholder's or any of its officers', directors' or employees' capacity as a trustee or fiduciary of any employee benefit plan or trust, and (b) nothing herein will be construed to limit or affect any action or inaction by a Stockholder or any of their respective officers, directors or employees serving on the Board of Directors of the Company or on the Board of Directors of any subsidiary of the Company or as an officer or fiduciary of the Company, any subsidiary of the Company or any employee benefit plan or trust, acting in such person's capacity as such a director, officer, trustee and/or fiduciary.

        5.03    No Ownership Interest.     Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of, or with respect to, any of the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to each Stockholder as applicable, and this Agreement shall not confer any right, power or authority upon Parent or any other Person to direct any Stockholder in the voting of any of the Subject Shares, except as otherwise specifically provided herein.

        5.04    Consent.     Each Stockholder consents to and authorizes the Company, Parent and their respective Affiliates to (a) publish and disclose in the Proxy Statement, any current report of the Company on Form 8-K and any other documents required to be filed with the SEC or any regulatory authority in connection with the Merger Agreement, such Stockholder's identity and ownership of the Subject Shares and the nature of such Stockholder's commitments, arrangements and understandings under this Agreement and (b) file this Agreement as an exhibit to the extent required to be filed with the SEC or any regulatory authority relating to the Merger.

        5.06    Expenses.     Except as otherwise expressly provided herein or in the Merger Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

        5.07    Further Assurances.     Each Stockholder agrees that, upon request of Parent or Merger Sub, such Stockholder shall execute and deliver any additional documents and take such further actions as may reasonably be deemed by Parent or Merger Sub to be necessary or desirable to carry out the provisions of Article I of this Agreement

        5.08    Publicity.     Each Stockholder shall consult with Parent and the Company before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger Agreement or the other transactions contemplated hereby or thereby and shall not issue any such press release or make any such public statement before such consultation, except as may be required by Legal Requirements or applicable stock exchange rules.

        5.09    Specific Performance.     The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each of the parties hereto shall be entitled, without the securing or posting of any bond, guarantee or other undertaking, to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. In any action for specific performance, the parties will waive the defense of adequacy of a remedy at law.

        5.10    Amendments and Waivers.     Any provision of this Agreement may be (a) waived by the party benefited by the provision, but only in writing, or (b) amended or modified at any time, but only by a written agreement executed in the same manner as this Agreement, except to the extent that any such amendment would violate applicable Legal Requirements or require submission or resubmission of the Merger Agreement to the stockholders of the Company.

        5.11    Entire Agreement.     This Agreement and the Merger Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersede all prior agreements among the parties with respect to such matters.

        5.12    Governing Law; Exclusive Jurisdiction.     THIS AGREEMENT AND THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY AND ALL DISPUTES BETWEEN THE PARTIES UNDER OR RELATING TO THIS AGREEMENT OR THE FACTS AND CIRCUMSTANCES LEADING TO ITS EXECUTION, WHETHER IN CONTRACT, TORT OR OTHERWISE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (WITHOUT REFERENCE TO SUCH STATE'S PRINCIPLES OF CONFLICTS OF LAW). THE DELAWARE COURT OF CHANCERY (AND IF THE DELAWARE COURT OF CHANCERY SHALL BE UNAVAILABLE, ANY DELAWARE STATE COURT AND THE FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE STATE OF DELAWARE) WILL HAVE EXCLUSIVE JURISDICTION OVER ANY AND ALL DISPUTES BETWEEN THE PARTIES HERETO, WHETHER IN LAW OR EQUITY, BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY OR THE FACTS AND CIRCUMSTANCES LEADING TO ITS EXECUTION, WHETHER IN CONTRACT, TORT OR OTHERWISE. EACH OF THE PARTIES IRREVOCABLY CONSENTS TO AND AGREES TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS, AGREES THAT PROCESS MAY BE SERVED UPON THEM IN ANY MANNER AUTHORIZED BY THE LAWS OF THE STATE OF DELAWARE, AND HEREBY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH DISPUTE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (i) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, (ii) SUCH PARTY AND SUCH PARTY'S PROPERTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY SUCH COURTS OR (iii) ANY LITIGATION COMMENCED IN SUCH COURTS IS BROUGHT IN AN INCONVENIENT FORUM.

        5.13    Waiver of Jury Trial.     THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT WHICH ANY PARTY MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY PROCEEDING, LITIGATION OR COUNTERCLAIM BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. IF THE SUBJECT MATTER OF ANY LAWSUIT IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY TO THIS AGREEMENT SHALL PRESENT AS A NON-COMPULSORY COUNTERCLAIM IN ANY SUCH LAWSUIT ANY CLAIM BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION

WITH THIS AGREEMENT. FURTHERMORE, NO PARTY TO THIS AGREEMENT SHALL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL CANNOT BE WAIVED.

        5.14    Headings.     The descriptive headings contained herein are for convenience and reference only and will not affect in any way the meaning or interpretation of this Agreement.

        5.15    Notices.     All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given when delivered personally (including by courier or overnight courier with confirmation), transmitted by facsimile (with confirmation), or delivered by an overnight courier (with confirmation) to the parties at the following addresses or sent by electronic transmission to the telecopier number specified below:

          If to a Stockholder, to

      Charlesbank Capital Partners
      200 Clarendon Street
      54th Floor
      Boston, Massachusetts 02116
      Attention: Michael R. Eisenson
                         Tami E. Nason
      Fax No.: (617) 619-5461

          If to the Company, to:

      Animal Health International, Inc.
      7 Village Circle, Ste 200
      Westlake, Texas 76262
      Attention: Damian Olthoff, Esq.
      Fax No.: (817) 859-3099

          With a copy to:

      DLA Piper LLP
      33 Arch Street, 26th Floor
      Boston, Massachusetts 02110-1447
      Attention: Michael S. Turner, Esq.
      Fax No.: (617) 406-6114

          If to Parent or Merger Sub, to:

      Lextron, Inc.
      822 Seventh St., Suite 740
      P.O. Box 1240
      Greeley, CO 80632-1240
      Attention: David M. Wagley
      Fax No.: 970-356-4623

          With a copy to:

      Sherman & Howard L.L.C.
      633 17th Street, Suite 3000
      Denver, Colorado 80202
      Attention: Gregory Ramos, Esq.
      Fax No.: (303) 298-0940

or to such other address as any party may have furnished to the other parties in writing in accordance herewith.

        5.16    Counterparts; Effectiveness.     This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by each other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

        5.17    No Third Party Beneficiaries.     This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns, to create any agreement of employment with any Person or to otherwise create any third-party beneficiary hereto.

        5.18    Assignment.     Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto (whether by operation of Legal Requirements or otherwise) without the prior written consent of the other parties; provided, however, that Parent and Merger Sub may transfer or assign its rights and obligations under this Agreement, in whole or in part or from time to time in part, to one or more of their Affiliates at any time. Any assignment in violation of the foregoing shall be null and void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

        5.19    Severability.     If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

        5.20    Cumulative.     All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity will be cumulative and not alternative, and the exercise of any thereof by Parent or Merger Sub will not preclude the simultaneous or later exercise of any other such right, power or remedy by Parent or Merger Sub.

        5.21    No Agreement Until Executed.     Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Board of Directors of the Company has approved, for purposes of any applicable anti-takeover laws and regulations and any applicable provision of the Company's certificate of incorporation, as amended and supplemented as of the date hereof, the transactions contemplated by the Merger Agreement, (b) the Merger Agreement is executed by all parties thereto, and (c) this Agreement is executed by all parties hereto

[Signatures on following page]

        IN WITNESS WHEREOF, the parties hereto have duly executed this Voting Agreement on the date first above written.

ANIMAL HEALTH INTERNATIONAL, INC.
By:	/s/ WILLIAM F. LACEY
Name:	William F. Lacey
Title:	Senior Vice President and Chief Financial Officer
LEXTRON, INC.
By:	/s/ JOHN ADENT
Name:	John Adent
Title:	President and Chief Executive Officer
BUFFALO ACQUISITION, INC.
By:	/s/ DAVID R. WAGLEY
Name:	David R. Wagley
Title:	Vice President, Treasurer and Secretary
STOCKHOLDERS:
CHARLESBANK EQUITY FUND VI, LIMITED PARTNERSHIP
By:	Charlesbank Equity Fund VI GP, Limited Partnership, its general partner
By:	Charlesbank Capital Partners, LLC, its general partner
By:	/s/ MICHAEL R. EISENSON
Name:	Michael R. Eisenson
Its:	Chief Executive Officer and Managing Director
CB OFFSHORE EQUITY FUND VI, L.P.
By:	Charlesbank Equity Fund VI GP, Limited Partnership, its managing general partner
By:	Charlesbank Capital Partners, LLC, its general partner
By:	/s/ MICHAEL R. EISENSON
Name:	Michael R. Eisenson
Its:	Chief Executive Officer and Managing Director

Signature Page to Voting Agreement

CHARLESBANK EQUITY COINVESTMENT FUND VI, LIMITED PARTNERSHIP
By:	Charlesbank Equity Fund VI GP, Limited Partnership, its general partner
By:	Charlesbank Capital Partners, LLC, its general partner
By:	/s/ MICHAEL R. EISENSON
Name:	Michael R. Eisenson
Its:	Chief Executive Officer and Managing Director
CHARLESBANK COINVESTMENT PARTNERS, LIMITED PARTNERSHIP
By:	Charlesbank Capital Partners, LLC, its general partner
By:	/s/ MICHAEL R. EISENSON
Name:	Michael R. Eisenson
Its:	Chief Executive Officer and Managing Director

Signature Page to Voting Agreement

ANNEX A

STOCKHOLDER	NUMBER OF SHARES
CHARLESBANK EQUITY FUND VI, LIMITED PARTNERSHIP	5,403,933
CB OFFSHORE EQUITY FUND VI, L.P.	623,130
CHARLESBANK EQUITY COINVESTMENT FUND VI, LIMITED PARTNERSHIP	239,983
CHARLESBANK COINVESTMENT PARTNERS, LIMITED PARTNERSHIP	4,846

Annex A to Voting Agreement

QuickLinks

  Exhibit 10.3
VOTING AGREEMENT
ARTICLE 1 VOTING AND RESTRICTIONS ON TRANSFER
  1.01 Voting Agreement.
  1.02 Irrevocable Proxy.
  1.03 Restrictions on Transfer.
  1.04 Adjustments.
ARTICLE 2 NO SOLICITATION
  2.01 No Solicitation.
ARTICLE 3 REPRESENTATIONS AND COVENANTS
  3.01 Representations and Warranties of Each Stockholder.
  3.02 Covenants of Stockholder.
ARTICLE 4 DEFINITIONS
  4.01 Certain Definitions.
ARTICLE 5 MISCELLANEOUS
  5.01 Termination.
  5.02 Stockholder Capacity.
  5.03 No Ownership Interest.
  5.04 Consent.
  5.06 Expenses.
  5.07 Further Assurances.
  5.08 Publicity.
  5.09 Specific Performance.
  5.10 Amendments and Waivers.
  5.11 Entire Agreement.
  5.12 Governing Law; Exclusive Jurisdiction.
  5.13 Waiver of Jury Trial.
  5.14 Headings.
  5.15 Notices.
  5.16 Counterparts; Effectiveness.
  5.17 No Third Party Beneficiaries.
  5.18 Assignment.
  5.19 Severability.
  5.20 Cumulative.
  5.21 No Agreement Until Executed.
ANNEX A